Exhibit 23.0
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Home Federal Bancorp, Inc. of Louisiana
We consent to the incorporation by reference in the Registration Statement of Home Federal Bancorp, Inc. of Louisiana on Form S-8 (Registration Nos. 333-122143 and 333-136537) of our report dated July 15, 2006, relating to the consolidated financial statements of Home Federal Bancorp, Inc. of Louisiana, which appears in this Form 10-KSB.
A Professional Accounting Corporation
Metairie, Louisiana
September 25, 2006
110 Veterans Boulevard, Suite 200, Metairie, LA 70005-4958 • 504.835.5522 • Fax 504.835.5535
5100 Village Walk, Suite 202, Covington, LA 70433-4012 • 985.892.5850 • Fax 985.892.5956
WWW.LAPORTE.COM
A Professional Accounting Corporation
RSM McGladrey Network
An Independently Owned Member